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                                                                    Exhibit 77I

Item 77I/77Q1(d) - Terms of new or amended securities:

On February 28, 2013, a Form Type 485(b), Accession No. 0001193125-13-083336,
an amendment to the registration statement of Columbia Funds Series Trust I, was filed with the SEC. This amendment registered new classes of shares of the Funds listed below, effective March 1, 2013, and describes the characteristics of the new classes of shares:

Fund                                                       New Share Class(es)
----                                                       -------------------
Columbia High Yield Municipal Fund                              Class R4